UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

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Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2014 RMS Titanic, Inc. (the “Company”) a subsidiary of Premier Exhibitions, Inc. entered into a Full and General Mutual Release Settlement and Confidentiality Agreement (the “Agreement”) with Thomas Zaller, Imagine Exhibitions, Inc., a Georgia corporation, Imagine Exhibitions, Inc., a Nevada corporation, Imagine Exhibitions PTE, LTD., and TZ, Inc., (collectively the “Zaller Parties”), and Kingsmen Exhibits PTE, LTD and Kingsmen Creative, LTD (collectively the “Kingsmen Parties”). The Agreement settles litigation between the Company and the Zaller Parties in the United States District Court for the Northern District of Georgia, Atlanta Division, and between the Company and the Kingsmen Parties in the High Court of the Republic of Singapore.

The Agreement required Imagine Exhibitions, Inc., a Georgia corporation, Imagine Exhibitions, Inc., a Nevada corporation, Imagine Exhibitions PTE, LTD, and TZ, Inc. to collectively pay the Company $725 thousand on or before December 4, 2014. The Agreement stipulates that the Zaller Parties and the Kingsmen Parties deny any admission of fault or liability to the Company. Under the Agreement, the Zaller Parties and Kingsmen Parties also agree not to stage a Titanic exhibition in the United States or Canada for a period of thirty six months or in Western Europe (defined as the United Kingdom, Ireland, France, Germany, Italy, Switzerland, Spain, Portugal, Sweden, Denmark and Norway) for a period of twenty four months.   Each of the parties to the Agreement executed mutual general releases.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Full and General Mutual Release Settlement and Confidentiality Agreement, dated December 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little Interim Chief Executive Officer and Chief Financial Officer

Date: December 8, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Full and General Mutual Release Settlement and Confidentiality Agreement, dated December 2, 2014